UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2012

Summer Energy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-35496	20-2722022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering Drive, Suite 260, Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

(713) 375-2790
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Recent Sale of Unregistered Securities

On August 20, 2012, the Company accepted a subscription from an accredited investor to purchase five (5) Investment Units (“Units”) comprised of common stock and warrants for a purchase price of $20,000 per Unit, for gross proceeds to the Company of $100,000.  Each Unit consists of (i) 20,000 shares of the Company’s common stock (the “Common Stock”) and (ii) a five (5) year warrant (each a “Warrant” and collectively “Warrants”) to purchase 10,000 shares of Common Stock for an exercise price of $1.50 per share.  The Company granted piggyback registration rights to the investor in connection with this investment.  The Company intends to use the proceeds from this investment for general corporate and working capital purposes.

As consideration for the sale of the aforementioned securities, the Company agreed to pay Cambria Capital, LLC a cash fee consisting of $5,000 in sales commissions and expense reimbursements (the “Placement Agent Fee”).  Cambria Capital, LLC is an affiliate of Michael Vanderhoof, a member of the Board of Directors of the Company. The engagement of Cambria Capital, LLC and the payment of the Placement Agent Fee to Cambria Capital, LLC were approved by at least a majority of the disinterested members of the Board of Directors following full disclosure of Mr. Vanderhoof’s interest in Cambria Capital, LLC.

On October 12, 2012, the Company accepted a subscription from an accredited investor to purchase 12.5 Units for a purchase price of $20,000 per Unit, for gross proceeds to the Company of $250,000.  No Placement Agent Fee was paid in connection with this investment.

On November 7, 2012, the Company accepted a subscription from an accredited investor to purchase 12.5 Units for a purchase price of $20,000 per Unit, for gross proceeds to the Company of $250,000.  No Placement Agent Fee was paid in connection with this investment.  With the November 7, 2012 investment, the equity securities sold by the Company, in the aggregate, since its last report filed under this Item 3.02 or its last periodic report, whichever is more recent, constitute more than 5% of the number of shares outstanding of the class of equity securities sold.

The Common Stock and Warrants were offered to accredited investors in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Our reliance on Regulation D under the Securities Act of 1933 was based in part upon written representations made by each party investing in the offering that: (a) such party is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act of 1933, (b) the party agrees not to sell or otherwise transfer the securities unless they are registered under the Securities Act of 1933 and any applicable state securities laws, or an exemption from such registration is available, (c) the party has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in the Company, (d) the party had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering or issuance and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the party has no need for liquidity in its investment and could afford the complete loss of such investment.  In any instant in which we relied upon Rule 506 of Regulation D promulgated under the Securities Act of 1933, management made the determination, based upon written representations, that each investor was an “accredited investor” as defined in Rule 501 of Regulation D. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Our reliance upon Section 4(2) of the Securities Act of 1933 was based in part upon the following factors: (a) the issuance of the securities was in connection with isolated private transactions which did not involve any public offering; (b) there were a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the securities took place directly between the offeree and the placement agent or the Company, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMER ENERGY HOLDINGS, INC.

Dated: November 7, 2012              By:           /s/ Roderick L. Danielson
Roderick L. Danielson
President, Chief Executive Officer and
Director
(Principal Executive Officer)